UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 28, 2006
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32567	74-2966572
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 28, 2006, Alon USA Energy, Inc. (the “Company”) agreed to purchase all of the outstanding stock of Paramount Petroleum Corporation, a Delaware corporation (“Paramount”), pursuant to, and subject to the conditions set forth in, a Stock Purchase Agreement (the “Paramount Agreement”) by and among the Company and all of the stockholders of Paramount (the “Paramount Transaction”). Paramount holds assets that include refineries in Paramount, California and Portland, Oregon and seven asphalt terminals in four western states. The purchase price for the outstanding stock of Paramount consists of $307 million in cash, subject to adjustment based on changes in specified balance sheet items between December 31, 2005 and the closing date of the transaction, and the assumption of approximately $100 million of net debt.
     On April 28, 2006, the Company also agreed to acquire Edgington Oil Company, a Missouri corporation (“Edgington”), pursuant to, and subject to the conditions set forth in, an Agreement and Plan of Merger (the “Edgington Agreement”) by and among the Company, Apex Oil Company, Inc., Edgington Oil Company and EOC Acquisition, LLC (the “Edgington Transaction”). Edgington owns and operates a topping refinery in Long Beach, California. The purchase price for Edgington consists of $52 million in cash plus an amount equal to the value of acquired inventory as of the closing date of the transaction.
     The completion of both the Paramount Transaction and the Edgington Transaction are subject to the satisfaction of customary closing conditions, including the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
     Copies of the Paramount Agreement and the Edgington Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Paramount Agreement and the Edgington Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the full text of the Paramount Agreement and the Edgington Agreement.
     The press release issued by the Company on May 1, 2006 with respect to the entry into the Paramount Agreement and the Edgington Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
10.1	Stock Purchase Agreement by and among Alon USA Energy, Inc., The Craig C. Barto and Gisele M. Barto Living Trust, Dated April 5, 1991, The Jerrel C. Barto and Janice D. Barto Living Trust, Dated March 18, 1991, W. Scott Lovejoy, III and Mark R. Milano, dated April 28, 2006.

10.2	Agreement and Plan of Merger by and among Alon USA Energy, Inc., Apex Oil Company, Inc., Edgington Oil Company, and EOC Acquisition, LLC, dated April 28, 2006.

99.1	Press Release of the Company dated May 1, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
By:	/s/ Harlin R. Dean
Harlin R. Dean
Vice President, General Counsel and Secretary

Date: May 1, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Stock Purchase Agreement by and among Alon USA Energy, Inc., The Craig C. Barto and Gisele M. Barto Living Trust, Dated April 5, 1991, The Jerrel C. Barto and Janice D. Barto Living Trust, Dated March 18, 1991, W. Scott Lovejoy, III and Mark R. Milano, dated April 28, 2006.

10.2	Agreement and Plan of Merger by and among Alon USA Energy, Inc., Apex Oil Company, Inc., Edgington Oil Company, and EOC Acquisition, LLC, dated April 28, 2006.

99.1	Press Release of the Company dated May 1, 2006.